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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: May 16, 2006
Myogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50438	84-1348020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West 103rd Avenue, Suite 102 Westminster, Colorado	80021

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 410-6666
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
     In accordance with General Instruction B.2. of Form 8-K, the information presented in this filing and furnished in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
     On May 16, 2006, additional results from Myogen, Inc.’s Phase 2b clinical trial of darusentan in patients with resistant hypertension were presented in a poster session at the American Society of Hypertension conference in New York. The poster, entitled “Darusentan Reduces 24-hour Ambulatory Blood Pressure in Patients with Resistant Hypertension,” presents results of a secondary endpoint of the trial, ambulatory blood pressure in patients. The poster as presented is furnished as Exhibit 99.1 hereto, and may also be used in meetings with investors and analysts after the date hereof and possibly with immaterial modifications. The fact that the poster is being furnished should not be deemed an admission as to the materiality of any information contained therein. The information contained in the poster should be considered in the context of our filings with the Securities and Exchange Commission and other public announcements that we may make, by press release or otherwise, from time to time.
     We expect to make the poster available for viewing at the “Investor Relations” section of our website located at www.myogen.com, although we reserve the right to discontinue that availability at any time.
     Some of the matters discussed in the poster contain forward-looking statements that involve significant risks and uncertainties, including summary statements relating to the results of our Phase 2b clinical trial of darusentan. Actual results could differ materially from those projected and we caution investors not to place undue reliance on the forward-looking statements contained in, or made in connection with, the poster.
     Results from clinical trials, including the Company’s Phase 2b trial of darusentan, are not necessarily predictive of future clinical results. Top line results may not be confirmed upon full analysis of the detailed results of a trial and additional information relating to the safety, efficacy or tolerability of the Company’s product candidates, including darusentan, may be discovered upon further analysis of trial data. If the Company’s product candidates do not meet safety or efficacy endpoints in clinical evaluations, they will not receive regulatory approval and the Company will not be able to market them. Even if the Company’s product candidates meet safety and efficacy endpoints, regulatory authorities may not approve them, the Company may not be able to successfully market them, or the Company may face post-approval problems that require the withdrawal of its product from the market. There can be no assurance that Myogen’s product candidates, including darusentan, will be proven safe and effective for use in humans. Abnormal elevations of liver function test results, including elevated serum aminotransferase concentrations, have been reported in trials of other endothelin receptor antagonists. The Company’s results may be affected by its effectiveness at managing its financial resources, its ability to successfully develop and market its product candidates, competition from other biotechnology and pharmaceutical companies, difficulties or delays in manufacturing its products, and regulatory developments involving current and future products. Delays in clinical trials, whether caused by competition, adverse events, patient enrollment rates, regulatory issues or other factors, could adversely affect the Company’s financial position and prospects. If the Company is unable to raise additional capital when required or on acceptable terms, it may have to significantly delay, scale back or discontinue one or more of its drug development or discovery research programs. Myogen is at an early stage of development and may not ever have any products that generate significant revenue.
     It is our policy to update or reconfirm our public guidance only by issuing a press release or filing a publicly accessible document with the SEC. We generally plan to provide guidance as part of our annual and quarterly earnings releases but reserve the right to provide guidance at different intervals or to revise our practice in future periods. All information contained in the poster is as of May 16, 2006. We undertake no duty or obligation to update any forward-looking statements as a result of new information, future events or changes in our expectations.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

99.1	Poster entitled “Darusentan Reduces 24-hour Ambulatory Blood Pressure in Patients with Resistant Hypertension.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated May 16, 2006

MYOGEN, INC.
By:	/s/ Andrew D. Dickinson
Andrew D. Dickinson
Its:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Poster entitled “Darusentan Reduces 24-hour Ambulatory Blood Pressure in Patients with Resistant Hypertension.”